UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021 (December 31, 2020)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Item 1.02 Termination of a Material Definitive Agreement

On December 31, 2020, Altisource Asset Management Corporation (“AAMC” or the “Company”) and Front Yard Residential Corporation (“Front Yard”) completed the transition contemplated by the Termination and Transition Agreement, dated August 13, 2020 (the “Termination Agreement”), that was previously disclosed in the Company’s Current Report on Form 8-K filed on August 18, 2020 and terminated the Amended and Restated Asset Management Agreement, dated as of May 7, 2019 (the “AMA”), by and among Front Yard, Front Yard Residential L.P. and AAMC.

Pursuant to the Termination Agreement and in connection with the termination of the AMA, AAMC was paid by Front Yard an aggregate termination fee (the “Termination Fee”) of $46,000,000, of which $30,000,000 was paid to AAMC in cash and $16,000,000 was paid to AAMC in Front Yard’s common stock.

Additionally, in connection with the termination of the AMA, the Company transferred the equity interests of the Company’s Indian subsidiary, the equity interests of the Company’s Cayman Islands subsidiary and certain other assets used in connection with the operation of Front Yard’s business to Front Yard for aggregate consideration of the equity interests in Front Yard's Indian subsidiary and $8,200,000 (the “Purchase Price”), of which $3,200,000 was paid to AAMC in cash and $5,000,000 was paid to AAMC in Front Yard’s common stock.

For the portions of the Termination Fee and Purchase Price that were paid in Front Yard’s common Stock, the value of each share of common stock was determined by the volume-weighted average share price of Front Yard common stock for the five business days immediately preceding December 31, 2020.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Termination Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2020 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

In accordance with the resignation letter entered into by George G. Ellison and the Company, dated August 13, 2020, that was previously disclosed in the Company’s Current Report on Form 8-K filed on August 18, 2020, Mr. Ellison resigned as Co-Chief Executive Officer of AAMC. Following the resignation of Mr. Ellison, Indroneel Chatterjee remained as the sole Chief Executive Officer of AAMC.

In connection with the termination of the AMA, Robin N. Lowe resigned as Chief Financial Officer of AAMC and Mr. Lowe and the Company entered into a resignation letter agreement (the “Lowe Resignation Agreement”). Pursuant to the terms of the Lowe Resignation Agreement, Mr. Lowe resigned as an officer and employee of the Company effective at the close of business on December 31, 2020. The Lowe Resignation Agreement also contains mutual releases by the Company and Mr. Lowe for all claims, known or unknown, for acts occurring prior to the date of the Lowe Resignation Agreement and Mr. Lowe agreed to abide by confidentiality and non-disparagement covenants contained in the Lowe Resignation Agreement.

Also, in connection with the termination of the AMA, Stephen H. Gray resigned as General Counsel and Secretary of AAMC. Pursuant to his resignation letter, Mr. Gray resigned as an officer and employee of the Company effective at the close of business on December 31, 2020.

The resignations of Messrs. Lowe and Gray were in connection with the termination of the AMA and, to the knowledge of the Company’s executive officers, were not the result of any disagreement with the Company.

The foregoing description of the Lowe Resignation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Lowe Resignation Agreement, which is filed as Exhibit 10.1, and is incorporated herein by reference.

Appointment of Certain Officers

The Board of Directors of AAMC (the “Board”) promoted Chris Moltke-Hansen to Chief Financial Officer effective January 1, 2021 and designated him as the Company’s principal financial officer and principal accounting officer. Mr. Moltke-Hansen, age 34, joined the Company in 2018 and was subsequently promoted to Managing Director of Finance in October 2020. In his previous positions with the Company, Mr. Moltke-Hansen was responsible for managing the Company’s financial and SEC reporting and the accounting policies of the Company and its primary client, Front Yard. Prior to joining AAMC in 2018, Mr. Moltke-Hansen was Vice President of Financial Control at Credit Suisse, a leading global wealth manager and investment bank, which he joined in 2011 and where he held various positions of increasing responsibility. In his roles at Credit Suisse, Mr. Moltke-Hansen worked extensively across the bank to support the financial, operational, regulatory, and compliance aspects of the bank’s U.S. parent company and subsidiaries. Mr. Moltke-Hansen began his career in the audit practice of a BDO Alliance USA firm. Mr. Moltke-Hansen is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Elon University.

Pursuant to the terms of an amended and restated employment agreement by and between the Company and Mr. Moltke-Hansen (the “Employment Agreement”) that was entered into effective as of January 1, 2020, Mr. Moltke-Hansen will receive an annual base salary of $250,000.00 and an annual cash incentive bonus target of $225,000.00, with the maximum payout opportunity of 200% of this base salary based on the achievement of annual performance targets to be established by the Board or the Compensation Committee of the Board. In addition, Mr. Moltke-Hansen is eligible to receive equity awards under the Company’s equity incentive plan(s). Mr. Moltke-Hansen received a one-time cash inducement award of $250,000.00 on October 15th, 2020 (the “Payment Date”), subject to an obligation to repay 100% of such inducement award if terminated by the Company for “Cause” (as defined in the Employment Agreement) or resignation by Mr. Moltke-Hansen without “Good Reason” (as defined in the Employment Agreement) within the first year following the Payment Date or 50% of such signing award if terminated by the Company for “Cause” or resignation by Mr. Moltke-Hansen without “Good Reason” during the second year following the Payment Date.

Mr. Moltke-Hansen will also receive an initial equity award of 5,000 restricted shares, which will be made under the Company’s 2020 Equity Incentive Plan (the “Plan”) and subject to the terms and conditions of the Plan. The restricted shares will vest annually over a three year period on the first three anniversaries of October 15, 2020.

The Employment Agreement also provides that if the Company terminates Mr. Moltke-Hansen’s employment for a reason other than “Cause,” his death or his “Disability,” or he resigns for “Good Reason” (each as defined in the Employment Agreement) he would be entitled to: (i) 50% of the sum of his annual base salary and target bonus; (ii) 100% of his prorated annual bonus based on his prior year annual bonus; (iii) vesting acceleration of 100% of the unvested portion of his then-outstanding equity awards (except as prohibited by the Plan); (iv) Company-reimbursed COBRA continuation coverage for up to six months, and (v) any other accrued and unpaid amounts due to him by the Company. The severance benefits will be subject to execution of a customary release, providing, among other things, confirmation of his confidentiality, non-disparagement and non-solicitation obligations.

There are no arrangements or understandings between Mr. Moltke-Hansen and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Moltke-Hansen and any director or executive officer of the Company nor is Mr. Moltke-Hansen party to any related person transactions, in each case as required to be disclosed under Item 401 or 404 of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01 Regulation FD

On January 6, 2021, the Company issued a press release announcing the completion of the transactions contemplated by the Termination Agreement and the termination of the AMA as well as certain changes to the Company’s management team. A copy of the press release is attached hereto as Exhibit 99.1.

The press release is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Resignation Letter Agreement, dated as of December 31, 2020, between Robin N. Lowe and Altisource Asset Management Corporation
99.1	Press Release of Altisource Asset Management Corporation, dated January 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
January 6, 2021	By:	/s/ Indroneel Chatterjee
Indroneel Chatterjee Chairman and Chief Executive Officer